UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
October 18, 2010

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On October 18, 2010, FFE Transportation Services, Inc. (“FFE”), a wholly owned subsidiary of Frozen Food Express Industries, Inc. (the “Company”), and Comerica Bank (“Comerica”) agreed to a summary of terms for an amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Facility”) among Comerica, as Administrative Agent for itself and other Banks, and FFE.

The Amendment is intended to give FFE flexibility in the coming months to more efficiently manage capital expenditures and equipment leases by revising certain financial covenants described below.  In addition due to the minimal historical use of the Credit Facility, the Amendment will reduce the commitment to $20.0 million from $25.0 million, which will correspondingly reduce the commitment fees payable under the Credit Facility.

The financial covenants amended were the Fixed Charge Ratio, the Leverage Ratio and the Capital Expenditures limit. The Fixed Charge Coverage Ratio is a ratio of earnings before interest, taxes, depreciation, amortization and lease and rental (as defined in the Credit Facility, “EBITDAR”) to the amount of fixed charges, which generally include interest payments, rental expenses, taxes paid, dividends paid and payments due on outstanding debt.  The Leverage Ratio is the ratio of funded debt to EBITDAR.  Funded debt generally includes the amount borrowed under the Credit Facility or similar arrangements, letters of credit and the aggregate minimum amount of operating lease payments we are obligated to pay in the future.  Capital Expenditures consist of purchases of capitalized assets, net of cash received from disposal of capitalized assets during the most recent twelve month period.  The Amendment will not revise the Tangible Net Worth covenant of a minimum of $75.0 million.  The chart below illustrates the revised financial covenant requirements.

	“Fixed Charge Coverage Ratio” Minimum EBITDAR to Fixed Charges	“Leverage Ratio” Maximum Funded Debt to EBITDAR	Capital Expenditure limit during most recent 12 month period
September 30, 2010 to March 30, 2011	1.15 to 1.0	2.75 to 1.0	$ 20 million
March 31, 2011 and thereafter	1.25 to 1.0	2.50 to 1.0	$ 20 million

Had the Amendment been in effect at September 30, 2010, FFE would have been in compliance with the revised covenants at such date.  At September 30, 2010, there were no amounts borrowed and $3.2 million of standby letters of credit issued under the Credit Facility primarily to support self-insurance programs.  FFE expects to borrow under the Credit Facility in the fourth quarter to purchase revenue equipment.

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: October 21, 2010	By:	/s/ John R. McManama
John R. McManama Senior Vice President and Chief Financial Officer (Principal Financial Officer)